Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form F-4 of our report dated September 16, 2025, with respect to the consolidated financial statements of North Water Investment Group Holdings Limited and its subsidiary (the “Company”).

We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Assentsure PAC

Singapore

February 11, 2026